Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees
The MasTec, Inc. 401(k) Retirement Plan

We have issued our report dated May 13, 2004 accompanying the financial statements included in the Annual Report of The MasTec, Inc. 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of MasTec, Inc. on Form S-8 (File No. 033-55327, effective September 1, 1994).

/s/ Grant Thornton LLP
Weston, Florida

June 28, 2005